As filed with the Securities and Exchange Commission on May 6, 2003
                                        Registration No. 333-103737
=========================================================================

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                  FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                        ABSOLUTE GLASS PROTECTION, INC.
               --------------------------------------------------
               (Exact Name of Registrant as specified in charter)

         Nevada                       0-31715             91-2007478
------------------------        -----------------   -----------------------
(State of Incorporation)        (SEC File Number)   (IRS Employer I.D. No.)


            1250 South Burnham, Suite 212, Las Vegas, Nevada  89104
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                    (Address of principal executive offices)


                            John Dean Harper, President
             1250 South Burnham, Suite 212, Las Vegas, Nevada  89104
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                     (Name and Address of agent for Service


                         Telephone:  (702) 384-0667
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          (Telephone number, including area code for agent for service)


                          Consulting Service Agreement
                          ----------------------------
                            (Full title of the Plan)

                                   Copies to:
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                            Facsimile  (702) 952-8521


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               DEREGISTRATION OF 400,000 SHARES OF COMMON STOCK

This Post-Effective Amendment No. 1 to Absolute Glass Protection, Inc.'s ("Absolute Glass") Registration Statement No. 333-103737 on Form S-8 filed on March 11, 2003 (the "Registration Statement") is filed to deregister 400,000 shares of Absolute Glass's common stock.

Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Absolute Glass hereby deregisters 400,000 shares originally registered.

On the 11th day of March, 2003 Absolute Glass issued 500,000 shares of common stock to T. J. Jesky, a consultant, in consideration of his services to the Registrant.

Subsequent to the date of such issuance of these shares our consultant, the Company reached a mutually agreeable understanding with the consultant to return 400,000 of the 500,000 shares to the Company, and the Company agreed to pay the consultant for his continued services on a cash basis. Such certificate representing 400,000 shares has been cancelled by the transfer agent on May 5, 2003 and the original certificate has been returned to the transfer agent as of the date of this Post-Effective Amendment No. 1.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on May 6, 2003.


                                    ABSOLUTE GLASS PROTECTION, INC.
                               (f/k/a Benchmark Technology Corporation)
                                         a Nevada corporation

                                      /s/ John Dean Harper
                                      --------------------------
                                          John Dean Harper
                                          Chairman and President


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